Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces Fiscal 2019 First Quarter Results

Delivering on Commercialization Strategy Through Sales and Marketing Successes

MONROE TOWNSHIP, N.J., September 12, 2018 (GLOBE NEWSWIRE) – Ocean Power Technologies (Nasdaq: OPTT), a leader in innovative and cost-effective ocean energy solutions today announced financial results for the fiscal first quarter of 2019 ended July 31, 2018.

“The strong momentum that OPT saw in our first fiscal quarter is indicative of our team’s success in its sales and marketing efforts,” said George H. Kirby, President and Chief Executive Officer of Ocean Power Technologies. “For the first time, our company is executing multiple contracts to supply PowerBuoys™ in new markets across multiple applications. Likewise, our new plant, people and processes position us to deliver high quality products and services to our customers. We successfully shipped our PB3 PowerBuoy™ for deployment in the Adriatic Sea, fulfilling a key milestone with Eni S.p.A. We are also preparing to deliver a PB3 PowerBuoy™ to Premier Oil for our upcoming deployment in the North Sea. Given our robust pipeline of opportunities, brand recognition as an innovator in offshore power, and broadening demand for our solutions, we anticipate securing additional orders to deliver PB3 PowerBuoys™ to prospective partners around the world.”

First Fiscal Quarter Financial & Recent Operational Highlights

●	Shipped PB3 PowerBuoy™ to Eni S.p.A. for deployment in Adriatic Sea;
●	Signed contract in June 2018 with Premier Oil to supply a PowerBuoy™ for the Huntington Field, one of Premier Oil’s offshore fields in the Central North Sea;
●	Signed agreement with Enel Green Power to evaluate a PowerBuoy™ deployment off the coast of Chile;
●	Received an important patent to optimize energy harvesting in low to moderate sea states;
●	Added key senior leadership in business development with extensive experience in defense, offshore oil and gas, and offshore communications;
●	Entered common stock purchase agreement with Aspire Capital Fund;
●	Continued to build and address increasing demand for the PB3 PowerBuoy™ by responding to multiple requests for proposals, technical information and pricing, and through expanded branding and marketing activities.

First Fiscal Quarter Operations Review

“Our highly skilled and talented team is delivering positive results for customers and prospective partners as we continue to innovate and address critical needs for our technology in important end-markets in oil and gas, defense and security, science and research, and communications. For instance, the contract with Premier Oil to supply a PowerBuoy™ to their Huntington Field is a significant opportunity for OPT to provide critical surveillance services to our oil and gas partners,” Mr. Kirby added. “The addition of Matthew May as our Vice President of Global Business Development continues to enable our success in forging a robust pipeline through new and expanding relationships as we bring our technology to a broader market. Additionally, we obtained a new patent which allows us to optimize energy in lower sea states. The technology can be applied to serve additional subsea demands and will be on display highlighted at upcoming conferences and exhibitions.”

First Fiscal Quarter Financial Review

Income Statement

Revenue for the first quarter of fiscal 2019 was $31,000, compared to $195,000 for the prior-year period. The decline in revenue is due to the timing of the new contracts signed with Eni and Premier Oil in the first quarter of fiscal 2019 and the MES and ONR contracts being completed in the fiscal 2018.

The net loss for the first quarter of fiscal 2019 was $3.2 million, compared to a net loss of $2.7 million for the prior-year period. The increase in net loss was a direct result of costs associated with scaling business development, engineering, and marketing for focus towards commercial contracts.

Balance Sheet and Cash Flow

Total cash, cash equivalents, restricted cash and marketable securities were $8.4 million as of July 31, 2018, down from $12.2 million on April 30, 2018. Net cash used in operating activities was $3.8 million during the three months ended July 31, 2018 as compared to $4.2 million during the prior-year period.

Conference Call & Webcast Details

Ocean Power Technologies’ management will host a conference call and webcast to review the first quarter financial and operating results on September 12, 2018 at 10:00 a.m. Eastern Daylight Time. Interested parties may access the conference call by dialing 1-844-473-0979 (toll free in the U.S.) or 1-574-990-1390 for international callers and entering passcode conference ID 8585504.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations section of the Company’s website at https://www.oceanpowertechnologies.com.

A replay will be available starting within a few hours after the conference concludes and will be available until September 19, 2018. To access the rebroadcast please dial 1-855-859-2056 or 1-404-537-3406 and use replay access code 8585504. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the company’s Quarterly Report on Form 10-Q that has been filed with the U.S. Securities and Exchange Commission (“SEC”). The Form 10-Q may be accessed at www.sec.gov or at the company’s website in the Investor Relations section.

Investor Relations Contact:

Steve Calk or Jackie Marcus

Alpha IR Group

Phone 312 445-2870

Email: OPTT@alpha-ir.com

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2018	April 30, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,644	$11,499
Marketable securities	25	25
Restricted cash- short-term	563	572
Accounts receivable	102	171
Unbilled receivables	-	71
Contract assets	8	-
Litigation receivable	-	350
Other current assets	581	567
Total current assets	8,923	13,255
Property and equipment, net	706	712
Restricted cash- long-term	155	154
Total assets	$9,784	$14,121
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$354	$290
Accrued expenses	1,851	2,261
Litigation payable	-	350
Unearned revenue	-	18
Contract liabilities	24	-
Warrant liabilities	116	201
Current portion of capital lease obligations	14	23
Deferred credits payable current	200	600
Total current liabilities	2,559	3,743
Deferred rent	145	142
Total liabilities	2,704	3,885
Commitments and contingencies
Ocean Power Technologies, Inc. stockholders’ equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-
Common stock, $0.001 par value; authorized 50,000,000 shares, issued 18,442,298 and 18,424,939 shares, respectively	18	18
Treasury stock, at cost; 74,012 and 74,012 shares, respectively	(300)	(300)
Additional paid-in capital	208,296	208,216
Accumulated deficit	(200,778)	(197,538)
Accumulated other comprehensive loss	(156)	(160)
Total stockholders’ equity	7,080	10,236
Total liabilities and stockholders’ equity	$9,784	$14,121

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,
	2018	2017

Revenues	$31	$195
Cost of revenues	142	217
Gross loss	(111)	(22)

Operating expenses:
Engineering and product development costs	1,149	1,102
Selling, general and administrative costs	2,052	1,641
Total operating expenses	3,201	2,743
Operating loss	(3,312)	(2,765)

Gain due to the change in fair value of warrant liabilities	85	37
Interest income, net	13	3
Foreign exchange gain/(loss)	(26)	62
Net loss	$(3,240)	$(2,663)
Basic and diluted net loss per share	$(0.18)	$(0.22)
Weighted average shares used to compute basic and diluted net loss per share	18,153,863	12,268,683

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended July 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(3,240)	$(2,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss/(gain)	26	(62)
Depreciation	45	31
Loss on disposal of property, plant and equipment	-	4
Compensation expense related to stock option grants and restricted stock	80	91
Gain due to the change in fair value of warrant liabilities	(85)	(37)
Changes in operating assets and liabilities:
Accounts receivable	69	(38)
Unbilled receivables	71	133
Contract assets	(8)	-
Other assets	(13)	239
Accounts payable	65	(405)
Accrued expenses	(411)	(1,531)
Deferred rent	2	-
Deferred credit payable	(400)	-
Unearned revenue	(18)	-
Contract liabilities	24	-
Net cash used in operating activities	(3,793)	(4,238)
Cash flows from investing activities:
Purchases of marketable securities	(25)	-
Maturities of marketable securities	25	-
Leasehold improvements and purchase of equipment	(30)	(12)
Net cash used in investing activities	(30)	(12)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	-	7,221
Payment of capital lease obligations	(9)	(9)
Acquisition of treasury stock	-	(32)
Net cash (used in) provided by financing activities	(9)	7,180
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(31)	90
Net (decrease)/increase in cash, cash equivalents and restricted cash	(3,863)	3,020
Cash, cash equivalents and restricted cash, beginning of period	12,225	8,909
Cash, cash equivalents and restricted cash, end of period	$8,362	$11,929